SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934



       Date of Report (Date of earliest event reported): November 12, 2003
                                                         -----------------




                               LIZ CLAIBORNE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             DELAWARE                   001-10689               13-2842791
-------------------------------       ------------        ----------------------
(State or other jurisdiction of       (Commission            (I.R.S. Employer
        incorporation)                File Number)        Identification Number)


1441 Broadway, New York, New York                                   10018
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(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (212) 626-3500


                                 NOT APPLICABLE
    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On November 12, 2003, Liz Claiborne, Inc., a Delaware corporation (the "Company"), issued a press release (the "Press Release") announcing that it had agreed to purchase all of the equity interest in ENYCE HOLDING LLC ("ENYCE") for a purchase price of approximately $114 million, including the retirement of debt at closing. Based in New York City, ENYCE is a designer, marketer and wholesaler of fashion forward streetwear for men and women through its ENYCE(R) and Lady ENYCE(R) brands. ENYCE is projected to generate net sales of approximately $95 million in fiscal 2003. Consummation of the transaction is subject to review under the provisions of the Hart-Scott-Rodino Act and other customary closing conditions. The transaction is expected to close in the fourth quarter of 2003.

The Press Release (which is attached hereto as Exhibit 99.1) is incorporated herein by reference.


ITEM 7(C). EXHIBITS

99.1    Press Release of Liz Claiborne, Inc., dated November 12, 2003



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LIZ CLAIBORNE, INC.


Dated:   November 12, 2003      By:     /s/ Elaine H. Goodell
                                        ---------------------------------------
                                Name:   Elaine H. Goodell
                                Title:  Vice President -  Corporate Controller
                                        and Chief Accounting Officer













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

                                  EXHIBIT INDEX




Exhibit No.     Description
-----------     -----------

99.1    Press Release of Liz Claiborne, Inc., dated November 12, 2003








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